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                                                                    Exhibit 3.39

                     CERTIFICATE OF INCORPORATION
                                OF
                     VETCO PHARMACEUTICALS, INC.

                      Under Section 402 of the
                      Business Corporation Law

     The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

     First: The name of the corporation is Vetco Pharmaceuticals, Inc.

     Second: The corporation is formed for the following purpose or purposes:

     To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     Third: The office of the corporation is to be located in the County of Nassau, Town of Oyster Bay, State of New York.

     Fourth: The aggregate number of shares which the corporation shall have authority to issue is 200 shares, all of which are without par value, and all of which are of the same class.

     Fifth: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the

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corporation served upon him is care of Miller, Singer, Raives & Brandes, P.C.,
One Rockefeller Plaza, New York, New York 10020.

     Sixth: The duration of the corporation is to be perpetual.

     Seventh: The corporation shall, to the fullest extent permitted by
Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation

     Eighth: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

     Subscribed and affirmed by the undersigned as true under the penalties of perjury this 24th day of October, 1990.

                                         /s/ William M. Kaplan
                                         --------------------------------------
                                         William M. Kaplan, Incorporator
                                         Miller, Singer, Raives & Brandes, P.C.
                                         One Rockefeller Plaza
                                         New York, NY  10020

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                       CERTIFICATE OF AMENDMENT
                                   OF
                       CERTIFICATE OF INCORPORATION
                                   OF
                       VETCO PHARMACEUTICALS, INC.

                        Under Section 805 of the
                        Business Corporation Law
                        of the State of New York

     Pursuant to the provisions of Section 805 of the Business Corporation Law of the State of New York, we, the undersigned, being the President and Secretary, respectively, of VETCO PHARMACEUTICALS, INC. (the "Corporation") do hereby certify and set forth:

     (1)   The name of the Corporation is VETCO PHARMACEUTICALS, INC.

     (2) The Certificate of Incorporation of the Corporation was filed by the Department of State on October 30, 1990.

     (3) The Certificate of Incorporation of the Corporation is hereby amended to:

           (a)  change the name of the Corporation to Vetco, Inc.

           (b) change the 100 previously authorized and issued shares of common stock without par value into 1,500,000 shares of common stock of a par value of $.005 each at the rate of 15,000 shares of common stock of a par value of $.005 each for each previously authorized and issued share of common stock without par value;

           (c) change the 100 previously authorized and unissued shares without par value into 8,500,000 shares of common stock of a par value of $.005 each at the rate of 85,000 shares of common stock of a par value of $.005 each for

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   each previously authorized and unissued share of common stock without par value;

           (d) increase the number of authorized shares by the addition of 1,000,000 shares of a class of stock designated Preferred Stock of a par value of $.01 each;

           (e)  change where the office of the Corporation is to be located;

           (f) change the address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him; and

           (g) add a provision with respect to the denial of preemptive rights to shareholders.

     (4) To effect the foregoing, Paragraphs FIRST (relating to the name of the Corporation), THIRD (relating to the office of the Corporation), FOURTH (relating to authorized shares) and FIFTH (relating to the address to which process should be sent) are amended to read in full as follows, and a new Paragraph NINTH (denying pre-emptive rights) is added to read in full as follows:

           "FIRST: The name of the Corporation is Vetco, Inc."

           "THIRD: The office of the Corporation is to be located in the County of Suffolk, Town of Huntington, State of New York."

           "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 11,000,000 shares, divided into classes as follows:

           1. 1,000,000 shares, each with a par value of $.01 of a class designated Preferred Stock, to be issued in series, and

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           2. 10,000,000 shares, each with a part value of $.005, of a class designated 'Common Stock.'

           The shares of Preferred Stock may be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. All shares of Preferred Stock shall be identical except as to the relative rights, preferences and limitations referred to below.

           Authority is hereby expressly granted to the Board of Directors of the Corporation to fix; subject to the provisions herein set forth, before the issuance of any shares of a particular series, the number, designation, and relative rights, preferences and limitations of the shares of such series including (a) voting rights, if any, which may include the right to vote separately and the right to vote together as a single class with the Common Stock and any other series of the Preferred Stock with the number of votes per share accorded to shares of such series being the same as or different from that accorded to such other shares, (b) the dividend rate per annum and the terms and conditions pertaining to dividends and whether such dividends shall be cumulative, (c) the amount or amounts payable upon such shares and the priority thereof, if any, in the event of voluntary or involuntary liquidation, (d) the redemption price or prices, if any, and the terms and conditions of the redemption, (e) sinking fund provisions, if any, for the redemption or purchase of such shares, (f) the terms and conditions on which such shares are convertible in the event the shares are to have conversion rights, and (g) any other rights, preferences and limitations pertaining to such series which may be fixed by the Board of Directors pursuant to the Business Corporation Law.

           No amendment to the Certificate of Incorporation of the Corporation shall amend, alter, modify, change or repeal any of the provisions of this Article FOURTH unless the amendment effecting such amendment, alteration, modification, change or repeal shall receive the affirmative vote of such percentage (not less than a majority) as the Board of Directors shall determine of any series of the authorized Preferred Stock upon which the right to vote has been conferred by the resolution or resolutions adopted by the Board of Directors providing for the establishment of any series of Preferred Stock in addition to any other vote of the Board of Directors and the Shareholders required by law or provision of this Certificate of Incorporation."

           "FIFTH: The Secretary of State is designated as agent of the Corporation upon whom process against it may be served.

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     The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                               Roseman & Collin
                               575 Madison Avenue
                               New York, New York  10022-2585"

           "NINTH: No shareholder, as such, shall have any preemptive or similar right to have first offered to him any part of any presently or hereafter authorized shares, or bonds, debentures or securities convertible into shares, of the Corporation which may at any time or times be issued, optioned or sold by the Corporation. This provision shall operate to defeat all preemptive rights of any and all shares and classes of shares of the Corporation now authorized, or which the Corporation may hereafter the authorized to issue by any amendment or amendments to this Certificate of Incorporation. Any and all shares of the Corporation presently authorized, or which may hereafter be authorized, may, at any time or from time to time, be issued, optioned, contracted for sale, sold or disposed of by the Corporation to such persons, and upon such conditions, as may to the Board of Directors seem proper or advisable, without first being offered to the then existing shareholders."

     (5) This amendment to the Certificate of Incorporation of Vetco Pharmaceuticals, Inc. was authorized by unanimous written consent of the directors and then by unanimous written consent of the shareholders.

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           IN WITNESS WHEREOF, the undersigned have executed and signed this
Certificate this 30th day of September, 1994 and affirm the statements contained therein as true under penalties of perjury.

                                         /s/ Matthew Kornberg
                                         ---------------------------
                                         Matthew Kornberg, President

                                         /s/ Fred Kornberg
                                         ---------------------------
                                         Fred Kornberg, Secretary